Exhibit 99.1
For more information, contact:
William M. Lowe, Jr.
Vice President
Chief Operating Officer
Chief Financial Officer
(336) 316-5664
Unifi Announces Third Quarter Results
     GREENSBORO, N.C. — April 26, 2007 — Unifi, Inc. (NYSE:UFI) today released operating results for its third quarter ended March 25, 2007.
     Net income for the current quarter, including discontinued operations, was a net loss of $13.2 million or $0.22 per share compared a net loss of $2.1 million or $0.04 per share for the prior March quarter. Net income from continuing operations for the current quarter was a net loss of $13.9 million or $0.23 per share compared to a net loss of $1.3 million or $0.03 per share for the prior March quarter. Included in the current quarter are pre-tax impairment charges totaling $12.9 million related to the write down of certain plants and equipment, as well as bankruptcy related charges of $3.5 million related to a customer that filed a voluntary petition to reorganize under Chapter 11 of the United States Bankruptcy Code.
     Net sales from continuing operations for the current March quarter, including the sales from the Company’s Dillon acquisition on January 1, 2007, of $178.2 million, were down $3.2 million or 1.8% compared to net sales of $181.4 million for the prior year March quarter.
     Bill Lowe, Chief Operating Officer and Chief Financial Officer for Unifi, said, “Volumes rebounded in the March quarter as expected, and our pre-tax income for the current quarter would have been slightly positive, excluding the facility and equipment impairment charges and the customer bankruptcy charges. Nevertheless, we are taking steps to further maximize our facility utilization rate and improve operating results by moving all of our production from the recently acquired facility in Dillon, South Carolina, to our larger facility in Yadkinville, North Carolina, which will allow us to remain competitive in the marketplace through lower overall manufacturing costs.”
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Unifi Announces Third Quarter Results — page 2
     Net income for the first nine months of the Company’s fiscal year 2007, including discontinued operations, was a net loss of $40.8 million or $0.75 per share compared to a net loss of $9.0 million or $0.17 per share for the prior year period. Net income from continuing operations for the first nine months of fiscal year 2007 was a net loss of $41.3 million or $0.75 per share compared to a net loss of $9.5 million or $0.18 per share for the prior year period. Net sales for fiscal year-to-date 2007 of $505.0 were down $50.6 million or 9.1% compared to net sales of $555.6 million for fiscal year-to-date 2006.
     Total debt at the end of the current March quarter was $247.2 million, which is an increase of $41.1 million over the $206.1 million in debt at the end of the December 2006 quarter. Cash-on-hand at the end of the current March quarter was $26.8 million, which is down from the $35.6 million cash-on-hand at the end of the December 2006 quarter.
     Subsequent to the close of the current March quarter, the Company received a $5.8 million dividend from its equity affiliate partner Parkdale America, which will be reported in the Company’s fiscal year 2007 fourth quarter results.
     Brian Parke, Chairman of the Board and Chief Executive Officer, said “While import pressures persist across many of our supply chains, we are pleased by the growth of our premium value-added product offering. In addition to strong volumes on existing premium value-added programs during the quarter, we also successfully launched Repreve, our 100% recycled polyester yarn. Our joint venture in China has significantly improved its capabilities in this area as well, and we now offer many of our innovative products to brands and retailers on a global basis.”
     Unifi, Inc. (NYSE: UFI) is a diversified producer and processor of multi-filament polyester and nylon textured yarns and related raw materials. The Company adds value to the supply chain and enhances consumer demand for its products through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages. Key Unifi brands include, but are not limited to: aio® — all-in-one performance yarns, Sorbtek®, A.M.Y.®, Mynx® UV, Repreve®, Reflexx®, MicroVista® and Satura®. Unifi’s yarns and brands are readily found in home furnishings, apparel, legwear, and sewing thread, as well as industrial, automotive, military, and medical applications. For more information about Unifi, visit http://www.unifi.com.
Financial Statements to Follow

Unifi Announces Third Quarter Results — page 3
UNIFI, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) (Amounts in Thousands Except Per Share Data)

	For the Quarters Ended		For the Nine Months Ended
	March 25, 2007	March 26, 2006	March 25, 2007	March 26, 2006

Net sales	$178,202	$181,398	$505,041	$555,617
Cost of sales	164,752	168,261	479,931	524,707
Selling, general & administrative expenses	11,177	10,184	32,854	31,132
Provision for bad debts	2,274	218	2,872	1,349
Interest expense	6,610	4,606	18,786	14,063
Interest income	(707)	(1,542)	(2,217)	(5,012)
Other (income) expense, net	(2,462)	(589)	(2,705)	(1,138)
Equity in (earnings) losses of unconsolidated affiliates	(352)	564	4,473	(1,278)
Write down of long-lived assets	12,870	815	16,072	2,315
Restructuring charges	—	—	—	29

Loss from continuing operations before income taxes	(15,960)	(1,119)	(45,025)	(10,550)
Provision (benefit) from income taxes	(2,075)	208	(3,748)	(1,023)

Loss from continuing operations	(13,885)	(1,327)	(41,277)	(9,527)
Income (loss) from discontinued operations, net of tax	666	(790)	463	556

Net loss	$(13,219)	$(2,117)	$(40,814)	$(8,971)

Earnings (losses) per common share (basic and diluted):
Net loss — continuing operations	$(0.23)	$(0.03)	$(0.75)	$(0.18)
Net income (loss) — discontinued operations	0.01	(0.01)	—	0.01

Net loss — basic and diluted	$(0.22)	$(0.04)	$(0.75)	$(0.17)

Weighted average basic and diluted shares outstanding	59,803	52,177	54,733	52,144
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Unifi Announces Third Quarter Results — page 4
UNIFI, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (Amounts in Thousands)

	March 25, 2007	June 25, 2006

Assets
Cash and cash equivalents	$26,780	$35,317
Receivables, net	99,442	93,236
Inventories	129,059	116,018
Deferred income taxes	14,060	11,739
Assets held for sale	7,346	17,418
Restricted cash	1,000	—
Other current assets	10,360	9,229

Total current assets	288,047	282,957

Property, plant and equipment	228,807	237,697
Investments in unconsolidated affiliates	184,249	190,217
Intangible assets, net	31,450	—
Other noncurrent assets	21,699	21,766

	$754,252	$732,637

Liabilities and Shareholders’ Equity
Accounts payable	$59,922	$68,916
Accrued expenses	27,897	23,869
Income taxes payable	503	2,303
Current maturities of long-term debt and other current liabilities	9,047	6,330

Total current liabilities	97,369	101,418

Long-term debt and other liabilities	243,593	202,405
Deferred income taxes	43,328	45,861
Shareholders’ equity	369,962	382,953

	$754,252	$732,637

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Unifi Announces Third Quarter Results — page 5
UNIFI, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (Amounts in Thousands)

	For the Nine Months Ended
	March 25, 2007	March 26, 2006

Cash and cash equivalents at beginning of period	$35,317	$105,621
Operating activities:
Net loss	(40,814)	(8,971)
Adjustments to reconcile net loss to net cash used in continuing operating activities:
(Income) loss from discontinued operations	(463)	(556)
Net (earnings) loss of unconsolidated equity affiliates, net of distributions	4,473	850
Depreciation	31,701	36,911
Amortization	1,967	962
Stock based compensation	1,433	421
Net (gain) loss on asset sales	(1,593)	(180)
Non-cash write down of long-lived assets	16,072	2,315
Non-cash portion of restructuring charges	—	29
Deferred income tax	(5,342)	(3,797)
Provision for bad debts	2,872	1,349
Key executive life insurance proceeds, net	1,761	1,661
Other	93	(44)
Change in assets and liabilities, excluding effects of acquisitions and foreign currency adjustments	(15,771)	(7,531)

Net cash provided by (used in) continuing operating activities	(3,611)	23,419

Investing activities:
Capital expenditures	(5,502)	(9,767)
Acquisitions	(42,831)	(30,188)
Investment in foreign restricted assets	—	171
Collection of notes receivable	766	—
Change in restricted cash	(1,000)	2,766
Proceeds from sale of capital assets	2,399	2,395
Return of capital from equity affiliates	229	—
Key executive life insurance premiums	(217)	(217)
Other	(60)	155

Net cash used in investing activities	(46,216)	(34,685)

Financing activities:
Payment of long-term debt	—	(24,407)
Net borrowings of long-term debt	40,000	—
Other	(1,168)	277

Net cash provided by (used in) financing activities	38,832	(24,130)

Cash flows of discontinued operations:
Operating cash flow	463	(9,259)
Investing cash flow	—	25,987

Net cash provided by discontinued operations	463	16,728

Effect of exchange rate changes on cash and cash equivalents	1,995	1,470

Net decrease in cash and cash equivalents	(8,537)	(17,198)

Cash and cash equivalents at end of period	$26,780	$88,423

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Unifi Announces Third Quarter Results — page 6
CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
Certain statements included herein contain forward-looking statements within the meaning of federal security laws about Unifi, Inc.’s (the “Company”) financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.
Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies’ policies and legislation, and proceeds received from the sale of assets held for disposal. In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control. Other risks and uncertainties may be described from time to time in the Company’s other reports and filings with the Securities and Exchange Commission.
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